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Exhibit 23.0

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-8 (Files No. 333-48138 and No. 333-92831) of our report dated February 15, 2002, relating to the Consolidated Financial Statements of Evergreen Resources, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                      /s/ BDO SEIDMAN, LLP

Denver, Colorado
March 4, 2002

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS